EXHIBIT 11

                             DOCUCON, INCORPORATED

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                               THREE MONTHS                           NINE MONTHS
                                                            ENDED SEPTEMBER 30                    ENDED SEPTEMBER 30
                                                        -----------------------------       -----------------------------
                                                           1999              1998              1999               1998
                                                        -----------       -----------       -----------       -----------
COMPUTATION OF BASIC LOSS PER SHARE:
Net loss ............................................   ($  572,579)      ($1,993,217)      ($2,410,431)      ($3,062,920)
Less- Preferred stock dividend requirements .........        (4,813)           (6,149)          (14,438)          (22,649)

Net loss applicable to common stockholders ..........   ($  577,392)      ($1,999,366)      ($2,424,869)       (3,085,569)
                                                        ===========       ===========       ===========       ===========

WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK OUTSTANDING ..........................     3,456,436         3,311,951         3,363,099         3,296,970
                                                        ===========       ===========       ===========       ===========

BASIC LOSS PER COMMON SHARE .........................    $    (0.17)       $    (0.60)       $    (0.72)       $    (0.94)
                                                        ===========       ===========       ===========       ===========

COMPUTATION OF DILUTED LOSS PER SHARE:
  Net loss ..........................................    $( 572,579)      $(1,993,217)      $(2,410,431)      $(3,062,920)
  Preferred stock dividend requirements .............        (4,813)           (6,149)          (14,438)          (22,649
  Preferred stock dividends not incurred upon assumed
    conversion of preferred stock ...................         4,813             6,149            14,438            22,649
                                                        -----------       -----------       -----------       -----------

  Net loss applicable to common stockholders used
    for computation .................................    $ (572,579)      $(1,993,217)      $(2,410,431)      $(3,062,920)
                                                        ===========       ===========       ===========       ===========

  Weighted average number of shares of common
    stock outstanding ...............................     3,456,436         3,311,951         3,363,099         3,296,970

  Weighted average incremental shares outstanding
    upon assumed conversion of options and
    warrants ........................................         1,058              --                 302            17,694

  Weighted average incremental shares outstanding
    upon assumed conversion of the preferred stock ..        58,331            78,541            58,331            92,774
                                                        -----------       -----------       -----------       -----------

  WEIGHTED AVERAGE NUMBER OF SHARES OF
    COMMON STOCK AND COMMON STOCK
    EQUIVALENTS OUTSTANDING USED FOR
    COMPUTATION .....................................     3,515,825         3,390,492         3,421,732         3,407,438
                                                        ===========       ===========       ===========       ===========

DILUTED LOSS PER COMMON SHARE AND
  COMMON SHARE EQUIVALENTS ..........................   $      (.16)(a)   $      (.59)(a)   $      (.70)(a)   $      (.90)(a)
                                                        ===========       ===========       ===========       ===========

(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.